SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) November 6, 2006

THE BEARD COMPANY

(Exact name of registrant as specified in its charter)

Oklahoma	001-12396	73-0970298

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Enterprise Plaza 5600 N. May Avenue Suite 320 Oklahoma City, Oklahoma 73112

(Address of principal executive offices) (Zip Code)

(405) 842-2333

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report:

Item 2.01 Completion of Disposition of Assets

Background. Beard Pinnacle, LLC (“BP”) was formed by Beard Technologies, Inc. (“BTI”) to construct and operate a pond fines recovery facility (the “Project”) located at the Smith Branch Coal Refuse Disposal Facility of Pinnacle Mining Company, LLC (“PMC”). BTI and PinnOak Resources, LLC (“PinnOak”), the sole member of PMC, reached an understanding regarding the initial equity funding of BP and its development and operation of the Project based upon the premise that BP or its lender, Key Bank, N.A., would receive a USDA loan guaranty (the “USDA Loan Guaranty”). Based upon this premise, the parties commenced construction of the Project in September of 2005.

By February of 2006 it was apparent that there was some uncertainty with respect to whether the USDA Loan Guaranty would be granted. Accordingly, on February 7, 2006, PinnOak, BTI and BP formalized an agreement (the “Letter Agreement”) summarizing the agreement of the parties with respect to each of the three funding alternatives that might develop.

To date PinnOak has advanced $13,345,000 to BP to finance the construction of the Project. On November 1, 2006, we and PinnOak issued a joint press release announcing the start-up of the Pinnacle Plant.

On August 10, 2006 the Pinnacle Investment Group Parties (the “Group”) agreed to provide $2,800,000 of equity funding for the Project and the Group collectively subscribed to purchase a 50% membership interest in BP for such amount. Effective as of September 29, 2006, $2,800,000 of the PinnOak advances were converted to equity in BP. As a result, the PinnOak loan to BP presently amounts to $10,545,000.

On November 6, 2006 we received a letter dated October 31, 2006, from PinnOak notifying us and BTI that PinnOak and the Group had elected to exercise the ownership and control option under Section 3 of the Letter Agreement since BP had failed to obtain the required USDA loan guarantee or other third party funding. Accordingly, effective as of October 31, 2006 (i) the Group’s membership interest in BP increased from 50% to 75%, (ii) BTI’s membership interest decreased from 50% to 25%, and (iii) BP ceased to be a consolidated entity of the Company.

Item 7.01 Regulation FD Disclosure

On November 10, 2006 we issued a press release advising of the change of ownership in the Project. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

The following exhibit is filed with this Form 8-K and are identified by the numbers indicated:

Exhibit No.	Description

99.1	Press Release dated November 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BEARD COMPANY

/s/ Herb Mee, Jr.

Herb Mee, Jr., President
November 10, 2006

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

99.1	Press Release dated November 10, 2006	Filed herewith electronically

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